Exhibit (11) under N-1A
                                   Exhibit 23 under Item 601/Reg SK



                            ARTHUR ANDERSEN LLP

                         Pittsburgh, Pennsylvania







                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 28 to Form N-1A Registration Statement of Federated U.S. Government Securities Fund: 2-5 Years of our report dated March 5, 1997, on the financial statements of Federated U.S. Government Securities Fund: 2-5 Years, included in or made a part of this registration statement.



By: ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP
Pittsburgh, Pennsylvania,
March 24, 1997